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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 16, 1999, except for Note 13, as to which the date is April 9, 1999, with respect to the financial statements of WebMD, Inc. included in the Registration Statement (Form S-4) and related proxy statement/prospectus of Healtheon Corporation for the registration of shares of its common stock.


                                        /s/ Ernst & Young LLP


Atlanta, Georgia
September 29, 1999